Exhibit 10.2

INVESTMENT AGREEMENT

This Investment Agreement (this “Agreement”) is made and entered into as of July 24, 2007 (the “Effective Date”), by and between Fairground Media, LLC, a Colorado limited liability company (the “Company”) and Waveland Colorado Ventures, LLC, a Colorado limited liability company and Colorado Certified Capital Company (the “Investor”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Company’s Operating Agreement dated January 16, 2007 (the “Operating Agreement”).

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.             Terms of Purchase.

                1.1           Purchase and Sale of Membership Interest.

(a)           As of the Effective Date, subject to the prior or simultaneous satisfaction of the conditions stated in Section 1.1(c) below, (i) the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, a limited liability company membership interest with a Sharing Ratio of 24.6889% (the “Membership Interest”) for an aggregate purchase price of $375,000 (the “ Purchase Price”); and (ii) the Investor is hereby admitted as a member of the Company (the “ Closing”).

(b)           On the Effective Date, (i) the Investor shall pay the Purchase Price by wire transfer of immediately available funds to an account designated by the Company, (ii) the Investor shall execute and deliver counterparts of the Operating Agreement of the Company (as amended) in the form attached as Exhibit 1.1(b)(ii) (the “Amended Operating Agreement”), (iii) the Investor and the Company shall execute and deliver counterparts of the Investor Rights Agreement in the form attached as Exhibit 1.1(b)(iii) (the “Investor Rights Agreement”); and (iv) the Company shall transfer at least $75,000 of the proceeds of the Purchase Price into the segregated account which Investor has established pursuant to the terms of the Investor Rights Agreement and from which disbursements shall be made solely for the purpose of funding Company registration expenses until such time as all such expenses have been paid in full, at which time any surplus shall be made available to the Company for general working capital purposes.

(c)           The obligations of the Company and the Investor to consummate the transactions contemplated by this Section 1.1 are subject to the satisfaction of the following conditions:

                                                (i)            Representations and Warranties True; Performance of Obligations.  The representations and warranties made by the Company in Section 2 hereof shall be true and correct, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                                                (ii)           Consents, Permits, and Waivers.  The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Investor Rights Agreement.

                                                (iii)          Authorization of Additional Capital Contributions.  The issuance of the Membership Interest and the acceptance of the Purchase Price as an additional capital contribution shall have been duly authorized by the Manager of the Company pursuant to Section 3.2(C) of the Operating Agreement and the Company shall deliver to the Investor a Certificate of the Manager of the Company attesting as to (i) the signatures and titles of the officers of the Company executing this Agreement or any of the other agreements to be executed and delivered by the Company at the Closing; and (ii) resolutions of the Members or Manager of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby.

                                                (iv)          Operating Agreement.  The members of the Company other than the Investor shall have executed and delivered the Amended Operating Agreement.

                                                (v)           Investor Rights Agreement.  The and the Original Members (as defined below) shall have executed and delivered the Investor Rights Agreement.

                                                (vi)          Share Exchange Agreement.  Each of the Original Members shall have executed and delivered the Agreement Concerning the Exchange of Securities by and among Mauna Kea Enterprises, Inc., a Colorado corporation (“MK”), the Company, the Original Members and the Investor (the “Share Exchange Agreement”), providing for the exchange of 100% of the membership interest of the Company for 8,100,000 shares of common stock of MK;

                                                (vii)         Nondisclosure and Assignment of Inventions Agreements.   Each employee of the Company shall have executed and delivered a Nondisclosure and Assignment of Inventions Agreement the in the form attached hereto as Exhibit 1.1(c)(vii); and

                                                (viii)        Warrant.  MK shall have issued Investor a warrant to purchase up to 1,000,000 shares of Common Stock of MK, in the form attached hereto as Exhibit 1.1(c)(viii).

1.2           Terms of the Membership Interest.  The Membership Interest is issued in accordance with and subject to the terms of the Amended Operating Agreement and shall have the rights designated in the Amended Operating Agreement and, to the extent applicable, the Investor Rights Agreement.

1.3           Use of Proceeds.  The Company will use the proceeds from the sale of the Membership Interest to support website development and business development expenses, and for general working capital purposes.  Notwithstanding the above, up to $30,000 of the proceeds from the sale of the Membership Interest may be used to repay loans payable to the Manager of the Company.

2.             Representations and Warranties of the Company.  In order to induce the Investor to enter into the Agreement, the Company represents and warrants to the Investor that:

(a)           The Company has been duly formed and is validly existing as a limited liability company and is in good standing under the laws of Colorado.  The Company is qualified to do business in each jurisdiction in which such qualification is required.  The Company has all requisite organizational power and authority to conduct its business as currently conducted and to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and all related instruments and agreements executed in connection herewith.

(b)           This Agreement is the valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforcement may be limited by bankruptcy and other laws of general application relating to creditor’s rights or general principles of equity.  The execution, delivery and performance of this Agreement and the issuance of the Membership Interest have been duly authorized by all necessary action on the part of the Company.  No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other person is required to be obtained in connection with the execution, delivery and performance of this Agreement or the issuance of the Membership Interest.

(c)           The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not:  (i) conflict with or result in any default under any contract, obligation or commitment of the Company or any provision of the Company’s Articles of Organization or the Operating Agreement; (ii) result in the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Company; or (iii) violate any instrument, agreement, judgment, decree or order, or any statute, rule or regulation of any federal, state or local government or agency, applicable to the Company or to which the Company is a party.

(d)           Immediately prior to the consummation of the transactions contemplated by this Agreement, the members of the Company are Mark Kreloff, Andrew Brandt, Dave Rogers, Bret Orton, Luke Miller and Kevin Kerndt (collectively, the “Original Members”), having made, in the aggregate, capital contributions in the amount of $10,050.  Upon consummation of the transactions contemplated by Section 1.1, including satisfaction of the conditions stated in Section 1.1(c), the Investor and the Original Members are all of the members of the Company and their respective ownership interests in the Company are set forth in Exhibit A of the Amended Operating Agreement.  There are no outstanding warrants, options, preemptive rights, or other rights to acquire or cause the Company to issue any Membership Interests or admit any other person as a Member of the Company.  Except as provided in the Investor Rights Agreement, the Company is not under any obligation, and has not granted any rights, to register any of the Company’s outstanding securities or any of its securities that hereafter may be issued by the Company.

(e)           The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise.

(f)            The conduct by the Company of its activities as currently conducted does not violate or infringe in any material respect any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof, and the Company has received no notice of any violation by the Company of any applicable statute, rule, regulation or restriction.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it.  The Company is not in default under any of such franchises, permits, licenses or other similar authority.

(g)           Schedule 2(g) lists all material agreements to which the Company is a party or by which it is bound (“Material Contracts”), copies of which have been provided by the Company to the Investor.  There has not occurred any material breach or default of any obligations under any Material Contracts (or any event that, with the passage of time or giving of notice, or both, could become a breach or default) of the Company or, to the Company’s knowledge, any other party thereto, nor has any party given notice to the Company of its intention nor, to the knowledge of the Company, except as disclosed on Schedule 2(g) does any such party otherwise intend, to terminate or cancel any Material Contract.

(h)           There is no action, suit, or proceeding pending against, or to the Company’s knowledge, threatened against or affecting the Company or any member of the Company before any court, any arbitrator, or any governmental department, agency, official or instrumentality.  There is no litigation pending, or, to the best of the Company’s knowledge, any basis therefor or threat thereof, against the Company, any of the Members, or any of its employees by reason of the past employment relationships of any of the Members or employees, the proposed activities of the Company, or negotiations by the Company with possible investors in the Company.  The Company is not subject to any outstanding judgment, order or decree.

(i)            For purposes of this Section 2(i), the term “Intellectual Property” shall mean all: (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations; (B) trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof; (C) copyrights and registrations and applications for registration thereof; (D) mask works and registrations and applications for registration thereof; (E) computer software, data and documentation; (F) inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (G) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and (H) copies and tangible embodiments thereof.

(i)            Schedule 2(i)(i) lists each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company.

                (ii)           The Company owns or has the right to use all Intellectual Property necessary to conduct its business as presently conducted and proposed. The Company has taken all reasonable measures to protect the proprietary nature of each item of Company Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses.  No other person or entity has any rights to any of the Intellectual Property owned by the Company, and, to the best of the Company’s knowledge, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property.

                (iii)          None of the Company’s products or services, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity, and, to the best of the Company’s knowledge,  neither the provision or use of any Company product or service currently under development by the Company will, when such are commercially released by the Company, infringe or violate, or constitute a misappropriation of, any Intellectual Property rights of any person or entity that exist today.  Schedule 2(i)(iii) lists any complaint, claim or notice, or written threat thereof, received by the Company alleging any such infringement, violation or misappropriation; and the Company has provided to the Investor complete and accurate copies of all written documentation in the possession of the Company relating to any such complaint, claim, notice or threat. The Company has provided to the Investor complete and accurate copies of all written documentation in the Company’s possession relating to claims or disputes known to the Company concerning any Company Intellectual Property.

                (iv)          The Company has not agreed to indemnify any person or entity against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Company Intellectual Property.

                (v)           Schedule 2(i)(v) identifies each item of Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it (excluding off the shelf software programs licensed by the Company pursuant to “shrink wrap” or “click through” licenses).

                (vi)          The Company has not disclosed the source code for any software developed by it, or other confidential information constituting, embodied in or pertaining to such software, to any person or entity, and the Company has taken reasonable measures to prevent disclosure of such source code.

                (vii)         All of the copyrightable materials incorporated in or bundled with the Company’s products or services have been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Company.  No portion of such copyrightable materials was jointly developed with any third party.

(j)            The Company qualifies as a “Qualified Business” as defined in Section 10-3.5-103(11) of the Colorado Certified Capital Company Act (C.R.S. 10-3.5-101 et. seq.).  The chief place of business from which Company policies are made and Company orders are issued is 1701 Pearl Street, Boulder, Colorado.

(k)           Attached as Exhibit 2(k) is a complete and correct copy of the Company’s unaudited balance sheet as of June 30, 2007 (the “Balance Sheet”).  The Balance Sheet is in accordance with the books and records of the Company, and presents fairly the financial condition and position of the Company as of the date thereof, and there has been no material adverse change in the financial condition of the Company since such date.

(l)            Except (i) as described on the Balance Sheet and (ii) for liabilities incurred since the date of the Balance Sheet in the ordinary course of business, the Company has no material non-contingent liabilities, and the Company is not aware of any material contingent liabilities not disclosed on the Balance Sheet.

(m)          Except for the Material Contracts and the Operating Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates, or any affiliate thereof.

(n)           The Company holds marketable title to its properties and assets free and clear of all mortgages, liens and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets (“Permitted Encumbrances”).  With respect to the properties and assets it leases, the Company is in compliance in all material respects with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances except Permitted Encumbrances.  All of the Company’s properties and assets are, in all material respects, in good operating and usable condition subject to normal wear and tear.

(o)           The Company has timely filed all federal, state and local tax returns and reports within the times and in the manner prescribed by law and has paid all taxes shown due on such returns, as well as all other assessments and penalties which have become due and payable.  The Company’s federal income and other tax returns have not been audited by the Internal Revenue Service or any other taxing authority and no notice of audit has been received.  The Company has received no notice of any disputes, deficiency assessments, or proposed adjustments to taxes payable by the Company.

(p)           At least 50% of the Company’s total assets are physically present in the State of Colorado and at least 50% of the Company’s net income is allocable or apportionable to Colorado in accordance with Colorado income tax law.

(q)           At least 75% of the Company’s existing total salaries, wages and/or other compensation are paid to employees located in the State of Colorado (calculated on a full- time equivalent basis).

(r)            The Company is predominantly engaged in the creation and maintenance of an online community auction business, including the creation and ownership of all related intellectual property.

(s)           The Company business intends to preserve its corporate headquarters and principal place of business in Colorado for at least three years after the Closing.

(t)            The Company intends to expend at least 80% of the proceeds of the Purchase Price within the State of Colorado in furtherance of its business objectives.

(u)           The Company (i) has less than $500,000 in total revenues for the fiscal year immediately preceding the Closing; (ii) prior to the Closing, has received no investment from a professional venture capital firm with funds raised from institutional investors; and (iii)

does not have positive operational cash flow for the fiscal year immediately preceding the Closing.

3.             Representation and Warranties of the Investor.  In order to induce the Company to enter into this Agreement, the Investor hereby represents and warrants to the Company that:

(a)           The execution of the Agreement has been duly authorized by all necessary action on the part of such Investor, and this Agreement has been duly executed and delivered, and constitutes a valid, legal and binding agreement of the Investor enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditor’s rights or general principles of equity.

(b)           The Investor is acquiring the Membership Interest for its own account, for investment, and not with a view to “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  The Investor is an “accredited investor” as defined under the Securities Act and the regulations promulgated thereunder.

(c)           The Investor understands that because the Membership Interest has not been registered under the Securities Act, it cannot dispose of any portion of its Membership Interest unless it is subsequently registered under the Securities Act or exemptions from such registration are available.

(d)           The Investor is knowledgeable and experienced in the making of investments in private enterprises, is able to bear the economic risk of loss of its investment in the Company, has been granted the opportunity to investigate the affairs of the Company, and has availed itself of such opportunity either directly or through its authorized representative.

(e)           The  Investor has had access to or been supplied with all material information regarding the Company, its financial condition and historical results of operations, and all questions concerning the Company have been answered to its satisfaction.

4.             General.

4.1           Amendments, Waivers and Consents.  No covenant or other provision hereof or thereof may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision.  This Agreement may be amended only by written agreement executed by the Company and the Investor.

4.2           Governing Law; Jurisdiction; Venue.  This agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Colorado.  The Company and the Investors hereby agree that the state and federal courts of the State of Colorado shall have jurisdiction to hear and determine any claims or disputes between the Investor and the Company pertaining directly or indirectly to this Agreement.

4.3           Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

4.4           Integration.  This Agreement, including the exhibits, documents and instruments referred to herein or therein and any other instruments, documents or agreements executed or delivered herewith on the date hereof, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

4.5           Definition of Knowledge.  The Company will be deemed to have “knowledge” of a particular fact or other matter if any individual who is serving as a director or full-time employee of the Company has, or at any time had knowledge of such fact or other matter.  An individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter.

4.6           Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investor, the execution and delivery of this Agreement, and the closing of the transactions contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

4.7           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Membership Interest from time to time.

4.8           Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such invalid, illegal or unenforceable provision shall be reformed to render valid and enforceable and so as to give effect to the intent manifested by such provision.

4.9           Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Investor Rights Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on either party’s part of any breach, default or noncompliance under this Agreement or  the Investor Rights Agreement or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, the Investor Rights Agreement, the Amended Operating Agreement, or otherwise afforded to any party, shall be cumulative and not alternative.

4.10         Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) upon delivery by confirmed facsimile transmission if received by the recipient before 5:00 p.m. local time on a business day, and if not, then the next business day, (iii) upon receipt, if deposited with the United States Post Office, by registered or certified mail, postage prepaid or (iv) upon receipt, if delivered by a nationally recognized overnight courier service.  All communications shall be sent to the party at the address as set forth on the signature page hereof or at such other address as the Company or the Investor may designate by ten (10) days advance written notice to the other party hereto.

4.11         Expenses.  The Company shall reimburse the Investor for their documented out-of-pocket legal and accounting expenses incurred in connection with the transactions contemplated by this Agreement, including all expenses incurred in connection with its due diligence examination of the Company, and the preparation, negotiation and execution of this Agreement, the Investor Rights Agreement, and the Amended Operating Agreement, provided, however, that the maximum amount of such reimbursement obligation shall be $15,000.

4.12         Attorneys’ Fees.  In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

4.13         Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

4.14         Broker’s Fees.  Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein.  Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 4.14 being untrue.

[End of Text]

The parties hereto have executed this Agreement as of the day and year first above written.

WAVELAND COLORADO VENTURES, LLC

By:	/s/ Chester P. Schwartz
Name:	Chester P. Schwartz
Title:	Manager

FAIRGROUND MEDIA, LLC

By:	/s/ Mark Kreloff
Name:	Mark Kreloff
Title:	Chief Executive Officer

EXHIBIT 2 (k)

Fairground Media, LLC d/b/a www.crowdfunder.com

Balance Sheet

As of 7/15/2007

UNAUDITED

ASSETS

Cash	$250
Pre-Paid Legal	$3,000
Pre-Paid Rent	$6,000
Web Site Development	$52,860
Equipment	$19,779

TOTAL ASSETS	$81,889

LIABILITIES

Deferred Legal Expenses	$2,000
Note Payable (Kreloff)	$29,849

EQUITY

A Round	$10,050
A Round In-Kind Contributions	$40,000

TOTAL LIABILITIES PLUS EQUITY	$81,889

SCHEDULE OF EXCEPTIONS
OF
FAIRGROUNDS MEDIA, LLC

Section 2.1 (a)

None

Section 2.1 (b)

None

Section 2.1 (c)

None

Section 2.1 (d)

None

Section 2.1 (e)

None

Section 2.1 (f)

None

Section 2.1 (g)

None

Section 2.1 (h)

None

Section 2.1 (i)

The Company owns the domain name www.crowdfunder.com.

Section 2.1 (j)

None

Section 2.1 (k)

None

Section 2.1 (l)

None

Section 2.1 (m)

None

Section 2.1 (n)

None

Section 2.1 (o)

None

Section 2.1 (p)

None

Section 2.1 (q)

None

Section 2.1 (r)

None

Section 2.1 (s)

None

Section 2.1 (t)

None

Section 2.1 (u)

None